                                 Exhibit 99.5


                     Advertising, Training and Community
                         Informational Meeting Materials

XXXX xx, 1996


Dear Member:

        We are pleased to announce that Preferred Savings Bank ("Preferred Savings") is converting from a federally chartered mutual savings bank to a federally chartered stock savings bank (the "Conversion"). In conjunction with the Conversion, PS Financial, Inc., the newly-formed corporation that will serve as holding company for Preferred Savings, is offering shares of common stock in a subscription offering and community offering to certain of our depositors, to our Employee Stock Ownership Plan and some members of the general public pursuant to a Plan of Conversion.

        To accomplish this Conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and your voting and subscription rights. Preferred Savings Bank's Plan of Conversion has been approved by the Federal Deposit Insurance Corporation and now must be approved by you. YOUR VOTE IS VERY IMPORTANT.

        Enclosed, as part of the proxy material, is your proxy card located behind the window of your mailing envelope. This proxy should be signed and returned to us prior to the Special Meeting scheduled for XXXX xx, 1996. Please take a moment to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

        The Board of Directors of Preferred Savings feels that the Conversion will offer a number of advantages, such as an opportunity for depositors and customers of Preferred Savings to become shareholders. Please remember:

   * Your accounts at Preferred Savings will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

   * There will be no change in the balance, interest rate, or maturity of any deposit accounts because of the Conversion.

   * Members have a right, but no obligation, to buy stock before it is offered to the public.

   * Like all stock, stock issued in this offering will not be insured by the FDIC.

        Enclosed are materials describing the stock offering. We urge you to read these materials carefully. If you are interested in purchasing the common stock of PS Financial, Inc., you must submit your Stock Order Form, Certification Form, and payment prior to 0:00 p.m. XXXX xx, 1996.

        If you have additional questions regarding the stock offering, please call us at (312) 000-0000, Monday, Tuesday and Thursday from 9:00 am. to 5:00 p.m. or Friday from 9:00 a.m. to 8:00 p.m., or stop by the Stock Information Center located at 4800 South Pulaski Road in Chicago.

Sincerely,



Kimberly P. Rooney
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED IN THIS OFFERING ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS.

XXXX xx, 1996


Dear Member:

         We are pleased to announce that Preferred Savings Bank ("Preferred Savings") is converting from a federally chartered mutual savings bank to a federally chartered stock savings bank (the "Conversion"). In conjunction with the Conversion, PS Financial, Inc., the newly-formed corporation that will serves as holding company for Preferred Savings, is offering shares of common stock in a subscription offering and community offering.

         Unfortunately, PS Financial, Inc. is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of PS Financial, Inc.

         However, as a member of Preferred Savings, you have the right to vote on the Plan of Conversion at the Special Meeting of Members to be held on XXXX xx, 1996. Therefore, enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), Prospectus (which contains information incorporated into the Proxy Statement) and a return envelope for your proxy card.

         I invite you to attend the Special Meeting on XXXX xx, 1996. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,



Kimberly P. Rooney
President and Chief Executive Officer

XXXX xx, 1996


Dear Friend:

         We are pleased to announce that Preferred Savings Bank, ("Preferred Savings") is converting from a federally chartered mutual savings bank to a federally chartered stock savings bank (the "Conversion"). In conjunction with the Conversion, PS Financial, Inc., the newly-formed corporation that will serve as holding company for Preferred Savings, is offering shares of common stock in a subscription offering and community offering. The sale of stock in connection with the Conversion will enable Preferred Savings to raise additional capital to support and enhance its current operations.

         Because we believe you may be interested in learning more about the merits of PS Financial, Inc.'s stock as an investment, we are sending you the following materials which describe the stock offering.

         PROSPECTUS: This document provides detailed information about operations at Preferred Savings and the proposed stock offering.

         QUESTIONS AND ANSWERS: Key questions and answers about the stock offering are found in this pamphlet.

         STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by signing and returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 0:00 p.m., XXXX xx, 1996.


         As a friend of Preferred Savings, you will have the opportunity to buy stock directly from PS Financial, Inc. in the Conversion without commission or fee. If you have additional questions regarding the Conversion and stock offering, please call us at (312) 000-0000, Monday, Tuesday and Thursday from 9:00 a.m. to 5:00 p.m. and Friday from 9:00 a.m. to 8:00 p.m. or stop by the Stock Information Center at 4800 South Pulaski Road in Chicago.

         We are pleased to offer you this opportunity to become a charter shareholder of PS Financial, Inc.

Sincerely,



Kimberly P. Rooney
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                [Closing Letter PSB Holding Company Letterhead]


_________, 1996

Dear Subscriber,

I want to thank you for your interest in PS Financial, Inc. common shares. We are extremely proud of the overwhelming support we received from our customers and the community as we successfully completed the sale of xxx,xxx shares of common stock.

As you purchased your shares with a check or cash, we are enclosing a check for payment of the interest on those funds. Your stock certificate(s) are being mailed directly to you from our Transfer Agent, XXXXXXXX.

Again, thank you for your interest. If you have any questions, please do not hesitate to contact me.

Sincerely,




Kimberly P. Rooney
President and Chief Executive officer

(Oversubscription Letter- check, PSB Holding Company Letterhead]

 _________, 1996

Dear Subscriber:

I want to thank you for your interest in PS Financial, Inc. common shares. We are extremely proud of the overwhelming support we received from our customers and the community as we successfully completed the sale of xxx,xxx shares of common stock.

However, due to the oversubscription of our common shares during the Subscription Offering, we regret we were unable to fill a portion of your order. Enclosed is a refund check for the amount of your order we were unable to fill plus interest. The stock certificates for the balance of your order are being sent to you directly from our transfer agent, XXXXXXX.

If you continue to be interested in acquiring common shares of PS Financial, Inc., the following brokerage firms have indicated their intent to make a market in our stock. You may contact any of them for assistance.


                            [List of Market Makers]


Again, thank you for your interest. If you have any questions, please do not hesitate to contact me.

Sincerely,




Kimberly P. Rooney
President and Chief Executive Officer

                 [Closing Letter, PS Financial, Inc. Letterhead]



XXXX xx, 1996


Dear Shareholder:

It is my pleasure to welcome you as a shareholder of Preferred Savings Bank. We are extremely proud of the overwhelming support we received from our customers and the community as we successfully completed the sale of 000,000 common shares.

Your new Stock certificate is enclosed and should be kept in a safe place. Please take a moment to be sure that the name(s), number of shares, and mailing address are correct.

We have selected (Name of Transfer Agent) to serve as our Transfer Agent and Registrar. If there is an error on your stock certificate, if your address changes, or if at any time you want to change the registration of your certificate, you should contact (Name of Transfer Agent) at the address listed below:

                               [Transfer Agent]

If the original certificate must be forwarded to the Transfer Agent to be reissued, the certificate should be sent registered mail. Lost or destroyed certificates can be replaced, but an indemnity bond will be required to replace the certificate.

Please be advised that Preferred Savings Bank will trade NASDAQ-NMS under the symbol "XXXX". Should you be interested in purchasing additional shares or selling your shares of Preferred Savings Bank, the following brokerage firms have indicated their intent to make a market in our stock. You may contact any of them for assistance.


                            [List of Market Makers]


If you purchased your shares with a check or cash, you will receive a check for payment of the interest earned on those funds in a separate mailing.

On behalf of Preferred Savings Bank and the Board of Directors and Employees of Preferred Savings Bank, we look forward to the opportunities now ahead of us and pledge our best efforts to make your investment a profitable one.

Sincerely,





Kimberly P. Rooney
President and Chief Executive Officer

                                  STOCK GRAM


We are pleased to announce that Preferred Savings Bank, ("Preferred Savings") is offering shares of common stock in a subscription and community Offering. The sale of stock in connection with the offering will enable Preferred Savings to raise additional capital to support and enhance its current franchise.

We previously mailed to you a Prospectus providing detailed information about Preferred Savings' operations and the proposed stock offering. We urge you to read this carefully.

We invite our loyal customers and community members to become shareholders of PS Financial, Inc. (the proposed Holding Company for Preferred Savings Bank). If you are interested in purchasing the common stock of PSB Holding Company, you must submit you Stock Order and Certification Form and payment prior to 0:00 p.m., Central Time, on XXXX xx, 1996.

Should you have additional questions regarding the stock offering or need additional materials, please call the Stock Information Center at (312) 000-0000 or stop by the Stock Information Center at 4800 South Pulaski Road in Chicago.






The shares of common stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus.

- ------------------------------------------------------------------------------





                               PS Financial, Inc.



                            the holding company for



                            Preferred Savings Bank








                         Become a Charter Shareholder!

- ------------------------------------------------------------------------------

                             Capital Requirements

                 50.0%
                 45.0%                                                    45.2%
                 40.0%
                 35.0%
                 30.0%
                 25.0%          21.9%               21.7%
                 20.0%
                 15.0%
                 10.0%                                             8.0%
                  5.0%                        3.0%
                  0.0%   1.5%
                       --------------------------------------------------------
                               Tangible              Core             Risk-
                                Capital             Capital           Based
                                                                     Capital

                           / /  Required         / / 6/3O/96      / / Pro Forma*

At XXXX xx, 1996 Preferred Savings Bank
exceeded each of the three capital requirements.


                      *Assumes the sale of 1,650,000 shares and retention of 5O% of the net conversion proceeds by the Holding Company

===============================================================================

                           Return on Average Assets



Preferred Savings Bank has been successful in maintaining a high return on average assets. The average return on assets for the last five years was 1.86%.







 0.200%
         1.74%          1.95%           1.46%          1.99%          2.16%
 0.180%

 0.160%

 0.140%

 0.120%

 0.100%

 0.080%

 0.060%

 0.040%

 0.020%

 0.000%
        ---------------------------------------------------------------------
           2/29/92        2/28/93      12/31/94         12/31/95      6/30/96

===============================================================================

                                Loan Portfolio


    One to four-
       family
        71.8%


        Other
        0.7%


    Construction
     real estate
        9.4%


    Multi-family
        18.1%


 At December 31, 1995





The primary emphasis of the Bank's lending activity is the origination of loans secured by first mortgages on one- to four-family residential properties. In addition, the Bank has historically originated multi-family residential loans, non residential real estate loans, and a minor amount of residential construction loans and non-mortgage loans.

                                 PRO FORMA DATA*
                     At or For the Year Ended XXXY, xx 1996

                                                         MINIMUM             MIDPOINT           MAXIMUM             MAXIMUM
                                                         OF RANGE            OF RANGE           OF RANGE          OF RANGE (adj.)
===================================================================================================================================
Shares Outstanding

Sale Price Per Share

Gross Proceeds

Pro Forma
Stockholders' Equity

Stockholders' Equity per Share

Price/Book Ratio (a)

Earnings Per Common Share

Price/Earnings Ratio (a)
===================================================================================================================================

*   Information based upon assumptions in the Prospectus under "Pro Forma Data"
(a) This is not intended to represent potential price appreciation. There are no assurances that the market price will be at or above the offering price once the shares are issued.

                            SELECTED FINANCIAL RATIOS

                                                                     Year Ended
                                                                    December 31,           Year Ended         Year Ended
                                         x Months Ended          ------------------        February 28,      February 29,
                                          XXXX xx, 1996          1995          1994           1993               1992
=========================================================================================================================
Return on average assets                                          1.99%         1.46%          1.96%             1.74%

Return on average equity                                          9.42%         7.53%         11.82%            11.22%

Average Interest rate spread                                      4.26%         4.38%          3.96%             2.58%

Equity to assets                                                 21.91%        20.36%         17.72%            16.99%

Nonperforming assets to                                           3.92%         2.58%          1.68%             1.80%
     total assets at end of period

Allowance for loan losses to                                      0.39%         0.41%          0.20%             0.14%
     total loans at end of period
=========================================================================================================================

The shares of common stock offered in the Conversion are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund, or any other governmental agency. This is not an offer to sell or solicitation of an offer to buy stock. The offer is made by the Prospectus.

                            Stock Information Center
                            4800 South Pulaski Road
                          Chicago, Illinois 60632-4195
                                 (312) 000-0000

                                  PROXY GRAM

We recently forwarded to you a proxy statement and related materials regarding a proposal to convert Preferred Savings Bank from a federally chartered mutual savings bank to a federally chartered stock savings bank.

Your vote on our Plan of Conversion has not yet been received. Failure to Vote has the Same Effect as Voting Against the Conversion.

Your vote is important to us, and we, therefore, are requesting that you sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

Voting for the Conversion does not obligate you to purchase stock or affect the terms or insurance on your accounts.

The Board of Directors unanimously recommend you vote "FOR" the Conversion.

PREFERRED SAVINGS BANK
Chicago, Illinois

Kimberly P. Rooney
President and Chief Executive Officer

If you mailed the proxy, please accept our thanks and disregard this request. For further information call (312) 000-0000.

- -------------------------------------------------------------------------------


The shares of common stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus.

LOGO                                                                        LOGO
                            Charles Webb & Company
                                 A Division of

                         KEEFE, BRUYETTE & WOODS, INC.

                   Investment Bankers and Financial Advisors




To Members and Friends of
Preferred Savings Bank
- ------------------------------------------------------------------------------
Charles Webb & Company, a member of the National Association of Securities Dealers, Inc. ("NASD"), is assisting The Preferred Savings Bank ("Preferred Savings") in its conversion from an Ohio mutual savings bank to an Ohio capital stock savings bank and the concurrent offering of shares of common stock by PS Financial, Inc. (the "Holding Company"), the newly formed corporation that will serve as holding company for Preferred Savings following the conversion.

At the request of the Holding Company, we are enclosing materials explaining this process and your options, including an opportunity to invest in shares of the Holding Company's common stock being offered to customers and the community through XXXX xx, 1996. Please read the enclosed offering materials carefully. The Holding Company has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

If you have any questions, please visit our Stock Information Center at 4800 South Pulaski Road, Chicago, Illinois or feel free to call the Stock Information Center at (312) 000-0000.

Very truly yours,



Charles Webb & Company